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                                                                   Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 14, 2002, included in this Form 10-K, into Curis, Inc.'s previously filed Registration Statements File Nos. 333-50906, 333-42598, 333-42596 and 333-42594.


/s/ Arthur Andersen LLP

Boston, Massachusetts
March 26, 2002


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 25, 2002, with respect to Curis Newco, Ltd. included in this Form 10-K, into Curis, Inc.'s previously filed Registration Statements File Nos. 333-50906, 333-42598, 333-42596 and 333-42594.


/s/ Arthur Andersen LLP

Hamilton, Bermuda
March 26, 2002